Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements and financial statement schedules of Graham Packaging Company Inc. and Subsidiaries dated March 5, 2010, appearing in the Annual Consolidated Report on Form 10-K of Graham Packaging Company Inc. for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

June 22, 2010